Liberty Silver Corp. Announces Status of US$1,250,000 Loan Facility with BG Capital Group Ltd.

July 29, 2015 - Toronto, Ontario.  Liberty Silver Corp. (“Liberty” or the “Company”) today announced the status of a committed non-revolving term credit facility in the principal amount of US$1,250,000 (the “New Loan”), made available by BG Capital Group Ltd. (“BGCG”) on the terms as disclosed in its press release of October 17, 2014.

The New Loan consists of a principal amount of US$1,250,000 of which US$1,025,000 has been advanced to the Company in accordance with its terms.  A final advance of US$250,000 was due on June 30, 2015, of which, US$25,000 has been received.  The remaining US$225,000 portion of the advance remains outstanding.

Management expects the balance of the final advance to be received by the end of the current quarter, based on preliminary discussions with BGCG.  These funds represent the only source of immediate liquidity to the Company at this time.

Further announcements will be made on the status of this matter.

About Liberty Silver Corp.

Liberty is focused on exploring and advancing mineral properties located in North America. Liberty is led by an experienced board of directors and management team that is committed to creating value for its shareholders. The Trinity Silver Project, located in Pershing County, Nevada, is Liberty’s flagship project.  Liberty has the right to earn a joint venture interest in the 10,020-acre Trinity Silver Project pursuant to the terms of an earn-in agreement with Renaissance Exploration Inc.

Information about Liberty is available on its website, www.libertysilvercorp.com, or in the SEDAR and EDGAR databases.

For additional information contact:

Manish Z. Kshatriya, President & CEO

(888) 749-4916

mkshatriya@libertysilvercorp.com

Cautionary Statements

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase ‘forward-looking information’ in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations. The forward looking statements made herein are based on information currently available to the Company and the Company provides no assurance that actual results will meet management's expectations or assumptions with respect to, among other things, the Company’s present and future financial condition, the Company’s ability to refinance or convert the New Loan upon maturity or to otherwise secure additional sources of financing, and the state of financial markets. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, or “plan”, and may include statements regarding, among other things, the status of advances under the New Loan, the legal remedies for failure of the lender to complete prescribe advances and the impact on the Company of a failure to receive the prescribed advances. Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results relating to, among other things, results of exploration, project development, and the Company’s financial condition and prospects, could differ materially from those currently anticipated in such statements for many reasons such as: efforts required to seek enforcement of its rights under the New Loan; the ability of the Company to budget and manage its liquidity in light of the failure of the lender to complete prescribed advances under the New Loan; changes in general economic conditions and conditions in the financial markets; changes in demand and prices for precious metals; litigation, legislative, environmental and other judicial, regulatory, political and competitive developments; operational difficulties encountered in connection with the activities of the Company; and other matters discussed in this news release. This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements. These and other factors made in public disclosures and filings by the Company should be considered carefully and readers should not place undue reliance on the Company’s forward-looking statements. The Company does not undertake to update any forward-looking statement that may be made from time to time by the Company or on its behalf, except in accordance with applicable securities laws.